OMB APPROVAL

OMB Number 3235-0060

Expires: April 30, 2009

Estimate average burden hours per response: 38.0

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 4, 2007
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Consent of Independent Auditors

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 4, 2007, LodgeNet Entertainment Corporation (the “Company”) filed with the Securities and Exchange Commission a report on Form 8-K disclosing that the Company acquired 100% of the capital stock of Ascent Entertainment Group, Inc. (“Ascent”), which was a wholly owned subsidiary of Liberty Satellite & Technology, Inc. Ascent owns 100% of the capital stock of On Command Corporation and accordingly, On Command Corporation became a second-tier subsidiary of the Company on April 4, 2007.
     In accordance with Item 9.01(a) and (b) of Form 8-K, the Report dated April 4, 2007 did not include the historical financial statements of Ascent or the unaudited pro forma combined financial information of the Company (collectively, the “Financial Information”), and instead contained an undertaking to file subsequently the Financial Information. This Amendment is being filed for the purpose of satisfying the Company’s undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this Amendment should be read in conjunction with the initial Report on Form 8-K and with the historical audited financial statements and notes thereto of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited financial statements and notes thereto on the Company’s Form 8-K/A filed on April 13, 2007, and the unaudited financial statements and notes thereto of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2007.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. The Ascent Audited Financial Statements as of December 31, 2006 and 2005 and for the three years ended December 31, 2006 are included in this report.
     (b) Pro Forma Financial Information. The Combined Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 2007, the Combined Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2006 and the Combined Unaudited Condensed Pro Forma Balance Sheet as of March 31, 2007 is included in this report.
     (c) Exhibits.
           23.1       Consent of Independent Auditors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	By	/s/ James G. Naro

James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer

ASCENT ENTERTAINMENT GROUP, INC.
(AN INDIRECT, WHOLLY-OWNED SUBSIDIARY
OF LIBERTY MEDIA CORPORATION)
AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder of
Ascent Entertainment Group, Inc.:
We have audited the accompanying consolidated balance sheets of Ascent Entertainment Group, Inc. (an indirect, wholly-owned subsidiary of Liberty Media Corporation) and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ascent Entertainment Group, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Denver, Colorado
March 23, 2007

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
	amounts in thousands
ASSETS
Current assets:
Cash and cash equivalents	$963	3,178
Accounts receivable (net of allowance for doubtful accounts of $720,000 in 2006 and $1,035,000 in 2005)	27,984	29,014
Accounts receivable from parent (note 6)	—	4,471
Other current assets	2,511	2,549

Total current assets	31,458	39,212

Property and equipment:
Video systems in service	420,550	472,016
Construction in progress	27,359	20,797
Support equipment, vehicles and leasehold improvements	10,646	14,921
Accumulated depreciation	(285,865)	(327,770)

Total property and equipment, net	172,690	179,964

Goodwill	67,629	67,629
Intangible assets subject to amortization, net:
Hotel contract costs	—	10,562
Contract acquisition costs	4,357	5,514
Other assets, at cost, net of accumulated amortization	7,799	8,674

Total assets	$283,933	311,555

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$20,718	20,242
Accounts payable to parent (note 6)	696	—
Accrued liabilities	9,585	12,606

Total current liabilities	30,999	32,848

Note payable to parent (note 6)	322,528	298,417
Deferred tax liability (note 5)	—	4,119
Other long-term liabilities	415	488

Total liabilities	353,942	335,872

Minority interest in consolidated subsidiary (note 4)	396	5,791

Commitments and contingencies (note 10)

Stockholder’s equity (deficit) (note 4):
Common stock $.01 par value; 50,000 shares authorized -1,000 shares issued and outstanding	—	—
Additional paid-in capital	482,907	481,613
Accumulated other comprehensive income	8,783	9,141
Accumulated deficit	(562,095)	(520,862)

Total stockholder’s deficit	(70,405)	(30,108)

Total liabilities and stockholder’s deficit	$283,933	311,555

See accompanying notes to consolidated financial statements

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Net revenue:
Net room revenue	$216,469	214,439	220,764
Video system and equipment sales and other	16,688	13,884	10,729

Total net revenue	233,157	228,323	231,493

Direct costs of net revenue:
Content fees, commissions and other in-room services	119,324	114,072	112,067
Video system, equipment and other costs	9,648	9,555	9,618

Total direct costs of net revenue	128,972	123,627	121,685

Direct margin (exclusive of other operating expenses shown separately below)	104,185	104,696	109,808

Other operating expenses:
Operations support	17,611	19,218	19,721
Research and development	2,927	4,307	3,951
Selling, general and administrative (note 6)	27,157	28,916	28,805
Depreciation and amortization (note 2)	67,812	82,034	94,928
Loss on asset retirements and other charges	11,757	11,339	6,222

Total other operating expenses	127,264	145,814	153,627

Loss from operations	(23,079)	(41,118)	(43,819)
Related party interest expense (note 6)	(24,111)	(17,420)	(11,606)
Other income, net	808	3,913	1,321

Loss before income tax benefit and minority interest	(46,382)	(54,625)	(54,104)
Income tax benefit (note 5)	4,044	4,644	4,592
Minority interest in losses of subsidiaries	1,105	1,762	1,884

Net loss	(41,233)	(48,219)	(47,628)

Foreign currency translation adjustments	(213)	870	1,420
Unrealized holding gain	12	89	—
Recognition of previously unrealized holding gain	(157)	—	—

Other comprehensive earnings (loss)	(358)	959	1,420

Comprehensive loss	$(41,591)	(47,260)	(46,208)

See accompanying notes to consolidated financial statements

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
Years ended December 31, 2006, 2005 and 2004

			Accumulated		Total
		Additional	other		stockholder’s
	Common	paid-in	comprehensive	Accumulated	equity
	stock	capital	income	deficit	(deficit)
	amounts in thousands
Balance at January 1, 2004	$—	482,104	6,762	(425,015)	63,851
Net loss	—	—	—	(47,628)	(47,628)
Other comprehensive earnings	—	—	1,420	—	1,420
Contributions from parent	—	230	—	—	230

Balance at December 31, 2004	—	482,334	8,182	(472,643)	17,873
Net loss	—	—	—	(48,219)	(48,219)
Other comprehensive earnings	—	—	959	—	959
Distributions to parent	—	(721)	—	—	(721)

Balance at December 31, 2005	$—	481,613	9,141	(520,862)	(30,108)
Net loss	—	—	—	(41,233)	(41,233)
Other comprehensive loss	—	—	(358)	—	(358)
Elimination of minority interest of subsidiary (note 4)	—	2,440	—	—	2,440
Stock-based compensation	—	199	—	—	199
Distribution to parent	—	(1,345)	—	—	(1,345)

Balance at December 31, 2006	$—	482,907	8,783	(562,095)	(70,405)

See accompanying notes to consolidated financial statements

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Cash flows from operating activities:
Net loss	$(41,233)	(48,219)	(47,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,812	82,034	94,928
Stock-based compensation	199	—	—
Loss on asset retirements and other charges	11,757	11,339	5,546
Deferred tax benefit	(4,119)	(4,753)	(4,732)
Related party interest expense, non-cash	24,111	17,420	11,606
Minority interest in losses of subsidiaries	(1,105)	(1,762)	(1,884)
Other non-cash items	(281)	(3,498)	(1,438)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	864	(1,356)	1,590
Other current assets	38	334	381
Accounts payable and accrued liabilities	(4,692)	1,021	(4,291)
Accounts payable to parent	5,167	(45)	(1,661)

Net cash provided by operating activities	58,518	52,515	52,417

Cash flows from investing activities:
Capital expenditures	(58,146)	(64,459)	(49,140)
Proceeds from sale of assets	666	7,086	—
Repurchase of subsidiary preferred stock (note 4)	(2,797)	—	—
Other investing activities	(54)	(923)	(1,065)

Net cash used in investing activities	(60,331)	(58,296)	(50,205)

Cash flows from financing activities:
Contributions from minority interest holder to subsidiary	947	1,651	—
Distribution to parent	(1,345)	—	—
Borrowings of debt	573	394	966
Repayments of debt	(508)	(363)	(102)

Net cash provided by (used in) financing activities	(333)	1,682	864

Effect of exchange rate changes on cash	(69)	(1,077)	246

Net increase (decrease) in cash and cash equivalents	(2,215)	(5,176)	3,322
Cash and cash equivalents, beginning of year	3,178	8,354	5,032

Cash and cash equivalents, end of year	$963	3,178	8,354

Cash paid for interest	$66	34	14

Cash paid for income taxes	$75	109	141

See accompanying notes to consolidated financial statements

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(1) Basis of Presentation
     Ascent Entertainment Group, Inc (“AEG” or the “Company”) is an indirect, wholly-owned subsidiary of Liberty Media Corporation (“Liberty”). The accompanying consolidated financial statements include the accounts of AEG and all subsidiaries where it exercises a controlling financial interest through the ownership of a majority voting interest, including On Command Corporation (“On Command”). All significant intercompany accounts and transactions have been eliminated.
     On Command, the Company’s only operating subsidiary, develops, assembles and operates proprietary video systems. On Command’s primary distribution system allows hotel guests to select, on an on-demand basis, motion pictures on computer-controlled television sets located in their hotel rooms. On Command also provides in-room viewing of select cable channels and other interactive services under long-term contracts to hotels. These interactive services include video games, Internet offerings, digital music and various hotel and guest services. At December 31, 2006, On Command’s primary operating subsidiaries were located in the United States, Canada and Mexico.
     In December 2006, Liberty entered into an agreement with an unaffiliated third party to sell Liberty’s 100% ownership interest in AEG for $332 million in cash and 2.05 million shares of common stock of the buyer valued at approximately $50 million (the “Sale Transaction”). Consummation of the Sale Transaction is subject to customary closing conditions and is expected to occur in March 2007.
(2) Summary of Significant Accounting Policies
  Cash and Cash Equivalents
     The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.
   Receivables
     Accounts receivable are shown net of an allowance based on historical collection trends and management’s judgment of the collectibility of these accounts. These collection trends, as well as prevailing and anticipated economic conditions, are routinely monitored by management, and any adjustments required are reflected in current operations.
  Property and Equipment
     Property and equipment is stated at cost less accumulated depreciation. Video systems in service consist of equipment, related costs of assembling and costs of installation at hotel locations. Construction in progress consists of materials, labor and related overhead costs associated with partially constructed video systems. Depreciation is calculated on a straight-line basis using the remaining terms of the applicable hotel contracts for video systems, and the shorter of capital lease terms or estimated useful lives for all remaining depreciable assets. The original terms of the Company’s hotel contracts generally range from five to seven years. Support equipment, vehicles and leasehold improvements generally are depreciated using estimated lives of five years. Repairs and maintenance costs that do not significantly extend the life of the asset are charged to operations. The Company capitalized costs related to prolonging the life of assets totaling $5,489,000 and $10,189,000 during the years ended December 31, 2006 and 2005, respectively. Gains and losses are recognized upon the retirement, and disposal of assets. Depreciation expense was $52,828,000, $66,128,000 and $75,593,000 for the years ended December 31, 2006, 2005 and 2004, resepectively.

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
  Internally Developed Software
     The Company capitalizes certain costs associated with internally developed software in accordance with AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Internally developed software that is integral to the Company’s video systems is classified within video systems in the accompanying consolidated balance sheets. All other internally developed software is included in other assets in the accompanying consolidated balance sheets. Amortization and depreciation commences when the software is ready for its intended use. Software is generally amortized or depreciated over five years. Capitalized costs primarily include internal salaries and wages of individuals dedicated to the development of internal use software. The Company capitalized software development costs of $3,944,000 and $7,054,000 during the years ended December 31, 2006 and 2005, respectively.
   Impairment of Long-Lived Assets
     In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, the Company periodically reviews the carrying amounts of property and equipment to determine whether current events and circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount by which the carrying value of such asset exceeds its estimated fair value. The Company generally measures estimated fair value by considering quoted market prices, sales prices for similar assets, or by discounting estimated future cash flows. Considerable management judgment is necessary to estimate the undiscounted cash flows and fair values of assets. Accordingly, actual results could vary significantly from such estimates.
   Goodwill
     In accordance with SFAS No. 142, Accounting for Goodwill and Other Intangible Assets (“Statement No. 142”), the Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may not be recoverable. To accomplish this, the Company compares the fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit were to exceed its fair value, the Company would perform the second step of the impairment test. In the second step, the Company would compare the implied fair value of the reporting unit’s goodwill to its carrying amount and any excess would be charged to operations. Considerable management judgment is necessary to estimate the fair values of assets. Accordingly, actual results could vary significantly from such estimates.
   Hotel Contracts and Contract Acquisition Costs
     In connection with the Company’s 2003 acquisition of all of the shares of On Command common stock that it did not already own, the Company capitalized the estimated value of On Command’s hotel contracts in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The hotel contract costs were amortized over three years. The Company amortized $10,562,000, $12,187,000 and $12,134,000 during the years ended December 31, 2006, 2005 and 2004, respectively.
     The Company capitalizes certain costs associated with contract acquisitions. Amortization commences when the hotel system is turned on and is ready for its intended use. Contract acquisition costs are generally amortized over the life of the contract, generally five to seven years. Capitalized costs primarily include televisions and the hotel wiring infrastructure in cases where the Company does not retain ownership. The Company capitalized contract acquisition costs of $993,000 and $1,512,000 during the years ended December 31, 2006 and 2005, respectively.

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
The Company amortized $1,868,000, $2,199,000 and $4,638,000 during the years ended December 31, 2006, 2005 and 2004, respectively.
     Based on its current amortizable intangible assets, the Company expects that amortization expense will be as follows for the next five years (amounts in thousands):

2007	$3,804
2008	$2,264
2009	$670
2010	$402
2011	$360
   Foreign Currency Translation
     All balance sheet accounts of foreign subsidiaries whose functional currency is not the United States (“U.S.”) dollar are translated into U.S. dollars at the current exchange rate as of the end of the accounting period. Results of operations are translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of accumulated other comprehensive income in stockholder’s equity (deficit). As of December 31, 2006 and 2005, the cumulative foreign currency translation adjustment was $8,783,000 and $9,052,000, respectively.
     Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in the consolidated statements of operations as unrealized (based on the applicable period-end translation) or realized upon settlement of the transactions. Such realized and unrealized gains and losses were not material to the accompanying consolidated financial statements.
     The impact of exchange rate fluctuations on intercompany accounts between On Command and its foreign subsidiaries is reported as a component of other comprehensive income when the intercompany accounts are determined to be of a long-term investment nature.
  Revenue Recognition
     The Company recognizes pay-per-view revenue at the time of viewing, net of estimated denials. Revenue from other guest room services is recognized in the period that services are delivered. Revenue from the sale of video systems is recognized when the terms of the sales agreements are fixed, the equipment is shipped, there are no future obligations and collectibility is reasonably assured.
   Advertising Costs
     Advertising costs generally are expensed as incurred and aggregated $1,243,000, $1,209,000 and $1,352,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
  Stock-Based Compensation
     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (“Statement 123R”). Statement 123R, which is a revision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(“Statement 123”) and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB Opinion No. 25”), establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on transactions in which an entity obtains employee services. Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Statement 123R also requires companies to measure the cost of employee services received in exchange for an award of liability instruments (such as stock appreciation rights that will be settled in cash) based on the current fair value of the award, and to remeasure the fair value of the award at each reporting date.
     The Company adopted Statement 123R effective January 1, 2006. The provisions of Statement 123R allow companies to adopt the standard using the modified prospective method or to restate all periods for which Statement 123 was effective. The Company has adopted Statement 123R using the modified prospective method, and the impact of adoption was not material. For the year ended December 31, 2006, $199,000 of stock-based compensation is included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.
     Certain employees of the company hold stock options with respect to common stock of Liberty. Prior to the adoption of Statement 123R, the Company applied the intrinsic-value-based method of accounting prescribed by APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price and was recognized on a straight-line basis over the vesting period.
     The following table illustrates the effect on net earnings for the years ended December 31, 2005 and 2004 as if the fair-value-based method of Statement 123R had been applied to all outstanding and unvested awards.

	Years ended December 31,
	2005	2004
	(amounts in thousands)
Net loss, as reported	$(48,219)	(47,628)
Deduct stock compensation expense determined under fair-value method	(289)	(218)

Pro forma net loss	$(48,508)	(47,846)

     The estimated fair value of options granted when On Command was a public company is based on the Black-Scholes option pricing model. The key assumptions used in the model include the following: (a) a discount rate equal to the one-year Treasury Bill rate at December 3, 2003; (b) volatility rates of 44.2% for 2003 grants, 46.88% and 42.63% for 2002 grants, and 47% for all other grants; (c) expected option lives from 5 to 5.5 years; (d) the closing price of On Command Common Stock on the date of the grant; and (e) an expected dividend rate of zero.
     On December 5, 2003, all existing On Command stock options were converted to Liberty options. Since that date, no additional Liberty options have been granted to On Command employees. In connection with the Sale Transaction described above all outstanding Liberty options held by On Command employees will become 100% vested.

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
  Income Taxes
     The Company uses the asset and liability approach for accounting and reporting on income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
  Financial Instruments
     The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and current portion of debt approximates fair value because of the short-term maturities of these instruments. The fair value of accounts payable to parent and note payable to parent is not practicable to estimate due to the related party nature of the instruments.
   Use of Estimates
     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Significant estimates are involved in the determination of the allowance for doubtful accounts receivable, asset impairments, valuation allowances, goodwill and the estimated useful lives of video systems, property and equipment and intangible assets, and the amounts in certain accrued liabilities. Actual results may vary significantly from these estimates.
(3) Acquisition
     On February 4, 2004, the Company acquired a controlling interest in Hotelevision, Inc. dba The Hotel Networks (“THN”). THN is a national, ad-supported, Nielsen metered television media company that delivers a premium package of ten cable networks with advertising inserted to target upscale business travelers. On Command acquired an 80% ownership interest in THN in exchange for (i) committing to fund the first $7,000,000 in cash needs and (ii) 80% of the necessary funds thereafter. The remaining 20% ownership interest is held by an investment group. Subsequent to On Command funding the first $7,000,000, the investment group has funded its 20% share of all additional funding requirements to date. The THN results of operations have been consolidated since the date of acquisition.
     The Company’s total investment has been allocated based on the fair value of the assets and liabilities as follows (amounts in thousands):

Current assets, including cash and cash equivalents	$1,408
Property and equipment	3,617
Note receivable	4,791
Other assets	338
Liabilities	(1,404)
Minority interest	(1,750)

$7,000

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
     As of December 31, 2006, the Company had advanced $20,589,000, and the 20% owner had advanced $3,396,000 to THN.
(4) Stockholder’s Equity (Deficit)
   On Command Series A Preferred Stock
     On August 8, 2000, On Command issued 13,500 shares of Series A, $.10 par value Convertible Participating Preferred Stock (“Series A Preferred Stock”) to its then Chairman and Chief Executive Officer (“On Command CEO”) in exchange for a $21,080,000 promissory note (the “Promissory Note”) and a $13,500 cash payment. The Series A Preferred Stock was initially convertible into an aggregate of 1,350,000 shares of On Command Common Stock. Upon privatization of On Command in 2003, the 1,350,000 common shares were convertible into 236,250 Liberty shares. On June 7, 2004, Liberty spun off certain of its international businesses into the publicly held Liberty Media International “LMI” resulting in 12,566 LMI shares that would be received if converted. On July 21, 2005, Liberty spun off Discovery Holding Company “DHC” resulting in 23,625 DHC shares that would be received if converted. The Company accounted for this arrangement as a fixed-plan option, and as the exercise price of the option was equal to the market price on the date of grant, no compensation expense was recognized.
     The Promissory Note was secured by the Series A Preferred Stock or proceeds thereon, and the On Command CEO’s personal obligations under the Promissory Note were limited to 25% of the principal amount of the note plus accrued interest thereon. The note could not be prepaid, and interest on the note accrued at a rate of 7% per annum, compounded quarterly. On December 29, 2005, the Promissory Note was sold by the Company to a third party for $5,237,000. The difference between the carrying amount of the Promissory Note and the cash received was recorded as minority interest.
     On March 7, 2006, Liberty repurchased the Series A Preferred Stock for $2,797,000 on behalf of On Command. The repurchase amount reduced minority interest, and the remaining $2,440,000 of minority interest was credited to the Company’s additional paid-in capital.
(5) Income Taxes
     The Company is included in Liberty’s consolidated tax return. The provision included in these consolidated financial statements has been prepared on a stand-alone basis as if not consolidated with Liberty. The (provision) benefit for income taxes consists of the following:

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Current:
Federal	$—	—	—
State	(34)	(52)	(110)
Foreign	(41)	(57)	(30)

	(75)	(109)	(140)

Deferred:
Federal	3,469	4,003	3,985
State	650	750	747
Foreign	—	—	—

	4,119	4,753	4,732

Total	$4,044	4,644	4,592

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
     Earnings (loss) before income taxes consists of the following:

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Domestic	$(45,882)	(54,490)	(51,835)
Foreign	605	1,627	(385)

Total	$(45,277)	(52,863)	(52,220)

     The provision for income taxes differs from the amount obtained by applying the federal statutory rate (35%) to loss before income taxes as follows:

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Tax benefit computed at federal statutory rate	$15,847	18,502	18,277
State tax benefit, net of federal benefit	1,640	852	389
Minority interest	407	621	660
Prior period basis adjustment	—	1,503	—
Other, net	(87)	(82)	144
Change in valuation allowance affecting tax expense and current year net operating losses	(13,763)	(16,752)	(14,878)

Provision for income taxes	$4,044	4,644	4,592

     Deferred income taxes, which result from the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, consist of the following:

	December 31,
	2006	2005
	amounts in thousands
Deferred tax assets:
Tax net operating loss and credit carryforwards	$154,538	152,836
Investments	8,814	8,758
Accruals not recognized for tax purposes	848	1,412
Other	234	241

	164,434	163,247
Valuation allowance	(141,641)	(140,015)

Net deferred tax assets	22,793	23,232

Deferred tax liabilities:
Property and equipment	(22,793)	(23,232)
Intangible assets	—	(4,119)

Total deferred tax liabilities	(22,793)	(27,351)

Net deferred tax liability	$—	(4,119)

     The Company has recorded a valuation allowance related to its net operating loss and tax credit carryforwards as it has no expectation that it will be able to utilize such carryforwards. In the event Liberty is able to utilize such

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
carryforwards in its consolidated tax return, the Company reduces its deferred tax assets and valuation allowance in equal amounts resulting in no net impact to its consolidated financial statements. The Company’s valuation allowance increased $1,626,000 in 2006, including an increase of $13,763,000 related to losses from continuing operations, a decrease of $11,499,000 related to Liberty’s utilization of the company’s federal net operating losses and a decrease of $638,000 related to other items.
     At December 31, 2006, the Company had net operating loss (NOL) carryforwards for U.S. federal income tax purposes of approximately $387,231,000, of which $69,960,000 expire in 2007 through 2009 and $317,270,000 expire in 2016 through 2022. The Company also had NOL carryforwards for Canadian income tax purposes of $6,598,000, of which $5,485,000 expire in 2008 through 2010 and the remainder expire in 2014 and 2015. At December 31, 2006, federal alternative minimum tax credit carryforwards of $1,600,000 were available to offset future regular federal tax liabilities. At December 31, 2006, the Company had net operating loss carryforwards for state income tax purposes aggregating approximately $356,000,000, which expire in 2007 through 2026.
     Current federal and state tax laws include substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, Liberty’s ability to utilize net operating losses and tax credit carryforwards generated prior to Liberty’s acquisition of the Company may be limited as a result of such “ownership change” as defined. Such a limitation could result in the expiration of carryforwards before they are utilized. A valuation allowance has been placed on net deferred tax assets, as appropriate.
(6) Related Party Transactions
     On Command entered into a Master Promissory Note with Liberty on December 17, 2003. The principal amount of the note is $268,133,291. The unpaid principal amount and accrued and unpaid interest on the Master Promissory Note is due and payable on December 17, 2008. Interest compounds at LIBOR Rate + 2.75% per annum (8.12% at December 31, 2006). The outstanding amounts related to the Master Promissory Note are $322,528,000 as of December 31, 2006 and $298,417,000 as of December 31, 2005.
     Liberty charges certain general and administrative expenses to the Company. Although there are no written agreements with Liberty for these charges, the amounts represent expenses which are directly attributable to the operations of the Company. Charges from Liberty aggregated $1,201,000, $452,000 and $410,000 during the years ended December 31, 2006, 2005 and 2004, respectively, and are included in selling, general and administrative expense in the accompanying consolidated statements of operations. Amounts owed to Liberty pursuant to this arrangement are non-interest bearing.
(7) Concentration of Risk
     The Company generates the majority of its revenue from the guest usage of proprietary video systems in various hotels located primarily in the United States, Canada and Mexico. The Company performs periodic credit evaluations of its installed hotel locations and generally requires no collateral while maintaining allowances for estimated credit losses. The Company invests its cash in high-credit quality institutions. These instruments are short-term in nature and, therefore, bear minimal risk.

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(8) Geographic Operating Information
     Information as to the Company’s operations by geographic territory is as follows:

	Years ended December 31,
	2006	2005	2004
	amounts in thousands
Revenue
United States	$210,751	208,168	212,955
Canada	18,930	17,072	15,628
All other foreign	3,476	3,083	2,910

	$233,157	228,323	231,493

	December 31,
	2006	2005
	amounts in thousands
Long-lived assets, net
United States	$151,172	158,010
Canada	16,060	17,967
All other foreign	5,458	3,987

	$172,690	179,964

*	Total revenue is attributed to countries based on invoicing location of customer.
(9) Employee Benefits
     Liberty is the sponsor of the Liberty Media Corporation 401(k) Savings Plan (the “Liberty 401(k) Plan”). The Liberty 401(k) Plan provides for its employees and employees of its subsidiaries to make contributions to a trust for investment in Liberty common stock, as well as several mutual funds. The Company makes matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by its employees. Employer cash contributions amounted to $651,000, $728,000 and $664,000 for years ended December 31, 2006, 2005 and 2004, respectively.
(10) Commitments and Contingencies
   Operating Leases
     The Company leases office space and certain equipment pursuant to non-cancelable operating leases. Operating lease expense under such agreements amounted to $4,399,000, $4,663,000 and $4,586,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
     Future minimum annual payments under non-cancelable operating leases at December 31, 2006 are as follows (amounts in thousands):

Years Ending December 31:
2007	$4,671
2008	4,496
2009	4,019
2010	3,345
2011	1,537

ASCENT ENTERTAINMENT GROUP, INC.
(An Indirect, Wholly-owned Subsidiary of Liberty Media Corporation)
and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
  Litigation
     The Company is a defendant, and may be a potential defendant, in lawsuits and claims arising in the ordinary course of its business. While the outcomes of such claims, lawsuits and other proceedings cannot be predicted with certainty, management expects that such liability, to the extent not provided for by insurance or otherwise, will not have a material adverse effect on the financial condition of the Company.
   Other
     The Company is a party to affiliation agreements with programming suppliers. Pursuant to certain of such agreements, the Company is committed to carry such suppliers’ programming on its video systems. Additionally, certain of such agreements provide for penalties and charges in the event the programming is not carried or not delivered to a contractually specified number of rooms.

LodgeNet Entertainment Corporation
Unaudited Pro Forma Financial Information
On April 4, 2007, pursuant to the Stock Purchase Agreement dated December 13, 2006, among LodgeNet Entertainment Corporation (“LodgeNet”), Liberty Satellite & Technology, Inc. and Liberty Satellite’s parent company, Liberty Media Corporation (collectively referred to in this report as “Liberty”), LodgeNet acquired 100% of the capital stock of Ascent Entertainment Group, Inc. (“Ascent”), which was a wholly owned subsidiary of Liberty. The total purchase price, excluding transaction costs, was $380.0 million. Ascent owned 100% of the capital stock of On Command Corporation, which at the closing of the transaction, is now a second-tier subsidiary of LodgeNet. LodgeNet paid approximately $332.1 million in cash and issued 2.05 million shares of its common stock at $23.35 per share as agreed upon by the parties at the time of the execution of the Stock Purchase Agreement on December 13, 2006. Based on the consummation date of December 13, 2006, the fair value of the common stock issued, in accordance with EITF 99-12 guidelines, was $50.1 million as determined by averaging the closing stock price for the period beginning two days before and ending two days after the date that the terms of the acquisition were agreed upon and publicly announced.
We funded the total purchase price of the acquisition through the following transactions:
1.	On April 4, 2007, we completed the sale of one million shares of our common stock to PAR Investment Partners, L.P. in exchange for $23.3 million in cash.

2.	On April 4, 2007, we issued 2.05 million shares of our common stock to Liberty with a fair value of $50.1 million as partial consideration for the purchase price.

3.	On April 4, 2007, we entered into a $675.0 million bank Credit Facility and used approximately $308.8 million of the proceeds to fund the balance of the purchase price.
The $675.0 million bank Credit Facility (“Credit Facility”) is comprised of a $625.0 million term loan, which matures in April 2014 and a $50.0 million revolving credit facility that matures in April 2013. The term loan bears interest at our option of (1) the bank’s base rate plus a margin of 1.00% or (2) LIBOR plus a margin of 2.00%. Proceeds of $400.0 million from the Credit Facility were used to fund the acquisition of Ascent ($308.8 million) and repay the outstanding balance of $67.8 million under the existing bank credit facility. The remaining net proceeds were used to finance a tender offer for our $200.0 million 9.5% Senior Notes and to provide cash for general corporate purposes.
The following unaudited pro forma financial statements give effect to the acquisition of Ascent by LodgeNet. The unaudited pro forma balance sheet is based on the individual balance sheets of LodgeNet and Ascent, and has been prepared to reflect the acquisition as of March 31, 2007. The unaudited pro forma combined statements of operations is based on the individual statements of operations of LodgeNet and Ascent and combines the results of operations for the year ended December 31, 2006, and the three months ended March 31, 2007, as if the acquisition had occurred as of January 1, 2006. LodgeNet’s pro forma financials include results of operations from our recent acquisition of StayOnline, Inc., as disclosed in Note 4 below, which was completed on February 1, 2007. These unaudited pro forma financial statements should be read in conjunction with the historical audited financial statements and notes thereto in LodgeNet’s Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited financial statements and notes thereto in LodgeNet’s current report on Form 8-K/A filed on April 13, 2007 related to the acquisition of StayOnline, Inc., and the unaudited financial statements and notes thereto in LodgeNet’s quarterly report on Form 10-Q for the period ended March 31, 2007, as well as in conjunction with Ascent’s audited financial statements for the year ended December 31, 2006, filed herein.
The pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma combined financial statements include adjustments that reflect our preliminary estimates of the allocation of the purchase price of the acquired assets and assumed liabilities of Ascent. The purchase price allocation used in the pro forma information is preliminary and subject to change pending completion of the purchase price allocation analysis. The pro forma adjustments are based on information available at the time of this filing.

LodgeNet Entertainment Corporation
Pro Forma Combined Balance Sheet (Unaudited)
(Dollar amounts in thousands)

	LodgeNet	Ascent
	Entertainment	Entertainment			Pro Forma
	Corporation	Group, Inc.		Pro Forma	Combined
	03/31/07	03/31/07		Adjustments	03/31/07
Assets
Current assets:
Cash and cash equivalents	$16,320	$1,649	(1)	$(978)	$29,953
			(6)	23,350
			(3)	400,000
			(3)	(67,750)
			(4)	(7,188)
			(7)	(332,133)
			(8)	(3,317)
Accounts receivable, net	37,655	30,681	(1)	1,695	70,031
Other current assets	9,689	2,860	(4)	(388)	10,275
			(8)	(2,138)
			(1)	252

Total current assets	63,664	35,190			110,259

Property and equipment, net	187,003	168,101	(1)	6,596	361,700
Debt issuance costs, net	5,338	—	(4)	7,576
			(5)	(936)	11,978
Intangible assets, net	5,174	4,142	(1)	123,778	133,094
Goodwill	9,707	67,630	(1)	40,437	117,774
Other assets	3,578	7,603	(1)	(2,016)	9,165

Total assets	$274,464	$282,666			$743,970

Liabilities and stockholders’ equity (deficiency)
Current liabilities:
Accounts payable	$22,070	$21,480	(1)	933	$44,483
Current maturities of long-term debt	2,115	—	(3)	3,000
			(3)	(1,500)	3,615
Accrued expenses and other	20,820	11,122	(1)	189	32,131
Deferred revenue	10,500	33			10,533

Total current liabilities	55,505	32,635			90,762

Long-term debt, less current portion	267,200	329,169	(3)	397,000
			(3)	(66,250)	597,950
			(2)	(329,169)
Deferred tax liability	—	—	(1)	28,849	28,849
Other long-term liability	5,749	350	(1)	743	6,842

Total liabilities	328,454	362,154			724,403

Minority interest in consolidated subsidiary		495	(1)	535	1,030

Stockholders’ equity (deficiency)
Common stock	193	—	(6)	10	224
			(7)	21
APIC	246,528	486,279	(2)	(486,279)	319,960
			(6)	23,340
			(7)	50,092
Accumulated deficit	(302,494)	(575,254)	(2)	575,254	(303,430)
			(5)	(936)
Accumulated other comprehensive income	1,783	8,992	(2)	(8,992)	1,783

Total stockholders’ equity (deficiency)	(53,990)	(79,983)			18,537

Total liabilities and stockholders’ equity (deficiency)	$274,464	$282,666			$743,970

The accompanying notes are an integral part of these pro forma combined consolidated financial statements.

LodgeNet Entertainment Corporation
Pro Forma Combined Statement of Operations (Unaudited)
For the Year Ended December 31, 2006
(Dollar amounts in thousands, except share data)

	LodgeNet
	Entertainment	Ascent
	Corporation	Entertainment		Pro Forma	Pro Forma
	Pro Forma (Note 4)	Group, Inc.		Adjustments	Combined
Revenues
Guest Pay	$277,433	$216,469	(9)	$201	$494,103
Other	22,745	16,688	(9)	(1,313)	38,120

Total revenues	300,178	233,157			532,223

Costs and expenses:
Direct costs
Guest Pay	126,635	119,324	(9)	(7,977)	237,982
Other	17,837	9,648			27,485
Operating expenses
Guest Pay operations	35,223	17,611	(9)	11,659	64,493
Selling, general and administrative	34,615	30,084	(9)	(3,682)	61,017
Depreciation and amortization	66,311	67,812	(9)	11,757	145,050
			(10)	301
			(13)	(1,131)
Other operating income, net	(1,205)	11,757	(9)	(12,869)	(2,317)

Total costs and operating expenses	279,416	256,236			533,710

Operating income (loss)	20,762	(23,079)			(1,487)

Other income and expenses:
Write-off of debt issuance costs	(227)	—	(15)	227	—
Interest expense	(25,730)	(24,111)	(11)	(23,375)	(49,105)
			(12)	24,111
Other income	394	808			1,202

Loss before income taxes	(4,801)	(46,382)			(49,390)
Provision for income taxes	(299)	4,044	(14)	(4,119)	(374)
Minority interest in losses of subsidiaries	—	1,105			1,105

Net loss	$(5,100)	$(41,233)			$(48,659)

Net loss per common share:
Basic and diluted	$(0.28)				$(2.28)

Weighted average shares outstanding:
Basic and diluted	18,332,824		(6,7)	3,050,000	21,382,824

The accompanying notes are an integral part of these pro forma combined consolidated financial statements.

LodgeNet Entertainment Corporation
Pro Forma Combined Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2007
(Dollar amounts in thousands, except share data)

	LodgeNet
	Entertainment	Ascent
	Corporation	Entertainment		Pro Forma	Pro Forma
	Pro Forma (Note 4)	Group, Inc.		Adjustments	Combined
Revenues
Guest Pay	$70,270	$54,135	(9)	$605	$125,010
Other	6,542	5,239	(9)	(1,500)	10,281

Total revenues	76,812	59,374			135,291

Costs and expenses:
Direct costs
Guest Pay	33,150	31,522	(9)	(1,851)	62,821
Other	4,598	2,610			7,208
Operating expenses
Guest Pay operations	8,534	4,373	(9)	2,785	15,692
Selling, general and administrative	8,945	8,374	(9)	(934)	16,385
Depreciation and amortization	16,089	14,330	(9)	1,338	33,944
			(10)	84
			(13)	2,103
Other operating income, net	241	1,338	(9)	(2,233)	(654)

Total costs and operating expenses	71,557	62,547			135,396

Operating income (loss)	5,255	(3,173)			(105)

Other income and expenses:
Interest expense	(6,204)	(6,641)	(11)	(6,043)	(12,247)
			(12)	6,641
Other income	94	(38)			56

Loss before income taxes	(855)	(9,852)			(12,296)
Provision for income taxes	(101)	(249)			(350)
Minority interest in losses of subsidiaries	—	250			250

Net loss	$(956)	$(9,851)			$(12,396)

Net loss per common share:
Basic and diluted	$(0.05)				$(0.56)

Weighted average shares outstanding:
Basic and diluted	19,040,156		(6,7)	3,050,000	22,090,156

The accompanying notes are an integral part of these pro forma combined consolidated financial statements.

LodgeNet Entertainment Corporation
Notes to Unaudited Pro Forma Financial Statements
(Dollar amounts in thousands)
Note 1 — General
Total consideration paid was approximately $387.7 million for the Ascent acquisition. The following table reflects the components of the preliminary purchase consideration.

Purchase price:
Cash paid	$332,133
Common stock issued	50,113
Transaction costs	5,455

Total purchase consideration	$387,701

In accordance with SFAS 141, Business Combinations, the purchase consideration of $387.7 million has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. The fair values were determined using an independent appraisal firm. Such allocation resulted in goodwill of approximately $108.1 million. These allocations are preliminary and are subject to final working capital adjustments and pending finalization of these allocations. The preliminary purchase consideration has been allocated as follows:

Cash	$671
Receivables	32,376
Other current assets	3,112
Property and equipment	174,697
Intangible assets	127,920
Goodwill	108,067
Other assets	5,587
Accounts payable	(22,413)
Accrued liabilities	(11,344)
Deferred tax liability	(28,849)
Other long-term liabilities	(1,093)
Minority interest	(1,030)

Total purchase consideration	$387,701

Of the $127.9 million of acquired intangible assets, $105.2 million was assigned to hotel contracts and relationships with an estimated economic life of 20 years, $5.4 million was assigned to content agreements and relationships, primarily related to studio programming agreements, with an estimated economic life of 4 years, $12.4 million was assigned to tradenames with an indefinite economic life and $4.9 million was assigned to patents with an estimated economic life of 5 years. The economic life attributed to our acquired hotel contracts and relationships intangible is based on historically low attrition rates coupled with the long contract terms, five to seven years, within our service industry. The acquired hotel contracts included a room base of more than 830,000 interactive rooms. Estimated amortization expenses effecting operating results for the five years following the acquisition are as follows (dollar amounts in millions): 2007 — $9.5; 2008 - $8.5; 2009 — $7.4; 2010 — $6.2; and 2011 — $5.5.
The purchase of Ascent was initiated through a competitive process and we believe the resulting goodwill of $108.1 million is recoverable given the expected synergies we can achieve as a result of the acquisition. The acquisition of Ascent, with its 830,000 rooms, significantly expands our interactive television room base that now spans over 1.8 million hotel rooms and creates new value opportunities for both our customers and our stockholders.
Other assets include Ascent’s five percent interest in iBAHN, a provider of broadband services for hoteliers and meeting organizers, valued at approximately $5.0 million.
A deferred tax liability of $28.8 million was recognized in accordance with the requirements of SFAS 109, Accounting for Income Taxes, for differences between the assigned values and the tax bases of the assets and liabilities acquired (except the portion of goodwill for which amortization is not deductible for tax purposes).

Note 2 — Summary of Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:
(1)	Adjustment to reflect purchase price allocation for the Ascent assets and liabilities acquired as disclosed in Note 1 above.

(2)	Adjustment to the historical balance sheet of Ascent for the promissory note payable to Liberty not assumed and to eliminate the equity accounts.

(3)	Adjustment to reflect the $400.0 million draw on the Credit Facility entered into on April 4, 2007 and the $67.75 million payoff of an existing credit facility.

(4)	Adjustment to reflect $7.6 million in financing costs related to the Credit Facility entered into on April 4, 2007.

(5)	Adjustment to write off $936,000 of unamortized financing costs related to the existing credit facility as of March 31, 2007.

(6)	Adjustment to reflect proceeds of $23.3 million received from the sale of 1,000,000 shares of common stock to PAR Investment Partners, L.P.

(7)	Adjustment to reflect the $332.1 million in cash paid and 2,050,000 shares of common stock with a fair value of $50.1 million issued to Liberty to acquire Ascent.

(8)	Adjustment to reflect transaction costs including legal, accounting, and consulting due diligence included in the total purchase price.

(9)	Adjustment to reclassify certain revenues, direct costs and operating expenses of Ascent to be consistent with LodgeNet’s presentation. These adjustments represent reclassifications within income from continuing operations and continue to be consistent with generally accepted accounting principles. Items reclassified include insurance proceeds from business interruption, contract termination fees, property taxes, property insurance, programming distribution costs and depreciation.

(10)	Adjustment to reflect the increase in the amortization of financing costs for the Credit Facility entered into on April 4, 2007.

(11)	Adjustment to reflect the increase in interest expense with the Credit Facility entered into on April 4, 2007. Interest expense was calculated using LodgeNet’s current effective interest rate of 7.34%. A 0.125% change in the effective interest rate would change interest expense by $500,000 and $125,000 for the year ended December 31, 2006 and three months ended March 31, 2007, respectively.

(12)	Adjustment to eliminate the interest expense on the promissory note due to Liberty from Ascent that was not acquired by LodgeNet.

(13)	Adjustment to reflect the difference between amortization expenses associated with the acquired intangible assets and the amortization expense of intangibles not acquired.

(14)	Adjustment to eliminate the deferred income tax benefit associated with certain of Ascent’s intangible assets not acquired.

(15)	Adjustment to eliminate the write-off of debt issuance costs related to prepayments on the existing term loan. The pro forma statements of operations reflect results as if the acquisition and the payoff of the existing term loan had occurred effective December 31, 2005.
Note 3 — Pro Forma Earnings Per Share
As a result of the reported net loss on a pro forma basis for the period presented, common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.

Note 4 — StayOnline, Inc. Acquisition
LodgeNet, through its wholly-owned subsidiary, LodgeNet StayOnline, Inc., acquired substantially all of the operating assets of StayOnline, Inc. (“StayOnline”) as of February 1, 2007, in a cash transaction. The business combination was accounted for as a purchase. LodgeNet did not assume any of the debt of StayOnline except for certain trade payables associated with normal business operations.
The following unaudited pro forma financial statements give effect to the acquisition by LodgeNet of StayOnline. The unaudited pro forma condensed statements of operations is based on the individual statements of operations of LodgeNet and StayOnline and combines the results of operations for the year ended December 31, 2006 and three months ended March 31, 2007, as if the acquisition had occurred January 1, 2006. These unaudited pro forma financial statements should be read in conjunction with the historical audited financial statements and notes thereto of LodgeNet’s Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited financial statements and notes thereto in LodgeNet’s current report on Form 8-K/A filed on April 13, 2007, with the StayOnline audited financial statements for the year ended December 31, 2006 filed therein, and the unaudited financial statements and notes thereto in LodgeNet’s quarterly report on Form 10-Q for the period ended March 31, 2007.
The pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the asset purchases had been consummated on January 1, 2006, nor is it indicative of future operating results. The purchase price allocation used in the pro forma information is preliminary and subject to change pending completion of the purchase price allocation analysis.
The following reflects the Pro Forma Combined Statement of Operations (Unaudited) for the year ended December 31, 2006 (dollar amounts in thousands, except share data):

	LodgeNet
	Entertainment		Pro Forma		Pro Forma
	Corporation	StayOnline, Inc.	Adjustments		Combined
Revenues	$288,213	$11,965			$300,178

Costs and expenses:
Direct costs	131,953	12,519			144,472
Operating expenses	129,328	4,972	644	(1)	134,944

Total direct costs	261,281	17,491			279,416

Operating income (loss)	26,932	(5,526)			20,762

Other income and expenses:
Write-off of debt issuance costs	(227)	—			(227)
Interest expense	(25,730)	(1,825)	1,825	(2)	(25,730)
Other income	1,165	15	(786)	(3)	394

Income (loss) before income taxes	2,140	(7,336)			(4,801)
Provision for income taxes	(299)	—			(299)

Net income (loss)	$1,841	$(7,336)			$(5,100)

Net income (loss) per common share:
Basic	$0.10				$(0.28)

Diluted	$0.10				$(0.28)

Weighted average shares outstanding:
Basic	18,332,824				18,332,824

Diluted	18,840,917				18,332,824

The following reflects the Pro Forma Combined Statement of Operations (Unaudited) for the three months ended March 31, 2007 (dollar amounts in thousands, except share data):

	LodgeNet
	Entertainment		Pro Forma		Pro Forma
	Corporation	StayOnline, Inc.	Adjustments		Combined
Revenues	$75,285	$1,527			$76,812

Costs and expenses:
Direct costs	36,513	1,235			37,748
Operating expenses	32,655	1,101	53	(1)	33,809

Total direct costs	69,168	2,336			71,557

Operating income (loss)	6,117	(809)			5,255

Other income and expenses:
Interest expense	(6,204)	(164)	164	(2)	(6,204)
Other income	160	—	(66)	(3)	94

Income (loss) before income taxes	73	(973)			(855)
Provision for income taxes	(101)	—			(101)

Net loss	$(28)	$(973)			$(956)

Net loss per common share:
Basic and diluted	$(0.00)				$(0.05)

Weighted average shares outstanding:
Basic and diluted	19,040,156				19,040,156

Total consideration paid was approximately $15.6 million for the StayOnline acquisition. The following table reflects the components of the preliminary purchase consideration (dollar amounts in thousands):

Purchase price:
Cash paid	$15,342
Transaction costs	254

Total purchase consideration	$15,596

In accordance with SFAS 141, Business Combinations, the purchase consideration of $15.6 million has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. The fair values were determined using an independent appraisal firm. Such allocation resulted in goodwill of approximately $9.7 million. Subject to final working capital adjustments, the preliminary purchase consideration was allocated as follows (dollar amounts in thousands):

Receivables	$2,082
Other current assets	794
Property and equipment	474
Intangible assets	4,900
Goodwill	9,707
Other assets	17
Accounts payable	(1,127)
Deferred revenue	(1,251)

Total purchase consideration	$15,596

Of the $4.9 million of acquired intangible assets, $1.5 million was assigned to software technology with an estimated economic life of 5 years and $3.4 million assigned to the customer list with an estimated economic life of 10 years. StayOnline’s acquired customer list included a room base of more than 135,000 high-speed Internet rooms. Estimated amortization expenses effecting operating results for the five years following the acquisition are as follows (dollar amounts in thousands): 2007 — $788; 2008 — $763; 2009 — $723; 2010 — $625; and 2011 — $487.
The pro forma adjustments included in the unaudited pro forma financial statements for the year ended December 31, 2006, and the three months ended March 31, 2007, are as follows:
(1)	Amortization of acquired intangibles based on economic life of assets, net of StayOnline’s deferred financing cost not acquired and not assumed.

(2)	Elimination of interest expense related to StayOnline debt not assumed.

(3)	Reduction in the Company’s interest income based upon assumed reduction of cash used for payment of purchase price as of January 1, 2006.
As a result of the reported net loss on a pro forma basis for the period presented, common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.